Exhibit 99.1

TICC Declares Fourth Quarter 2005 Dividend of $0.30 per Share and Reports Earnings of $0.35 per share for the Quarter Ended September 30, 2005

GREENWICH, CT – 11/03/2005 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that its Board of Directors has declared a dividend of $0.30 per share for the fourth quarter of 2005.

The dividend is payable as follows:

•	Payable Date: December 30, 2005

•	Record Date: December 9, 2005

In addition, TICC announced today its financial results for the quarter ended September 30, 2005.

HIGHLIGHTS

•	For the three months ended September 30, 2005, we recorded net investment income of $4,480,506, or approximately $0.33 per share, and net unrealized appreciation of $239,000, or approximately $0.02 per share. In total, we had an increase in stockholders' equity of $0.35 per share for the third quarter.

•	Investment activity for the third quarter amounted to $70.0 million, and consisted of 5 investments in new portfolio companies and 1 additional investment for an existing portfolio company.

•	$15 million investment in senior secured notes issued by NetQuote, Inc.

•	$15 million investment in senior secured notes with preferred stock issued by StayOnline, Inc.

•	$20 million investment in preferred stock with warrants issued by GenuTec Business Solutions, Inc.

•	$11 million investment in senior secured notes issued by Mortgagebot Acquisition, LLC.

•	$7 million investment in senior unsecured notes issued by the OPTIMUS Corporation.

•	$2 million investment in additional senior secured notes issued by Segovia, Inc.

•	At September 30, 2005, the weighted average yield of our debt investments (excluding cash equivalents) was approximately 10.5%.

SUBSEQUENT EVENTS

•	On October 13, 2005, we entered into an agreement amending the credit facility to increase the size from $35 million to $100 million, with Royal Bank of Canada as an additional lender under the amended credit facility. Prior to the amendment we had drawn down the full amount under this facility.

We will host a conference call to discuss our third quarter results today, Thursday, November 3rd at 10:00 AM EDT. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 286 and the access code is 172475.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2004, our Form 10-Q for the quarter ended June 30, 2005, and subsequent reports on Form 10-Q as they are filed, each of which are available on the SEC's website at www.sec.gov.

TECHNOLOGY INVESTMENT CAPITAL CORP.
BALANCE SHEET

ASSETS

	September 30, 2005 (Unaudited)	December 31, 2004 (Audited)
ASSETS
Investments, at fair value (cost: $217,573,562 @ 96/30/05; $82,124,730 @ 12/31/04)	$217,812,562	$82,124,730
Cash and cash equivalents	3,431,313	57,317,398
Cash and cash equivalents pledged to creditors	39,939,833	0
Interest receivable – debt investments	1,398,518	489,431
Interest receivable – cash and cash equivalents	331	7,538
Prepaid expenses	38,12428,526	102,696
Other assets	45,269	460,666
TOTAL ASSETS	$262,656,352	$140,502,459
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accrued expenses	$1,913,627	$940,922
Accrued offering expenses	0	300,000
Repurchase agreement	39,166,667	0
Short-term borrowing under credit facility	35,000,000	0
Total Liabilities	76,080,294	1,240,922
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, 100,000,000 shares authorized, and 13,463,852 and 10,157,848 issued and outstanding, respectively	134,639	101,578
Capital in excess of par value	183,747,348	139,410,302
Accumulated net investment income (loss)	2,455,071	(250,343)
Unrealized appreciation on investments	239,000	0
Total Stockholders' Equity	186,576,058	139,261,537
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$262,656,352	$140,502,459
Net asset value per common share	$13.846	$13.71

TECHNOLOGY INVESTMENT CAPITAL CORP.
STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
INVESTMENT INCOME
Interest income — debt investments	$4,725,201	$1,325,457	$11,582,635	$2,428,596
Interest income — cash and cash equivalents	217,752	327,159	852,867	850,665
Other income	1,556,100	691,921	3,012,369	1,221,921
Total Investment Income	6,499,053	2,344,537	15,447,871	4,501,182
EXPENSES
Salaries and benefits	427,862	54,780	619,313	152,918
Investment advisory fees	1,026,746	698,337	2,761,229	2,077,286
Professional fees	294,050	126,500	923,908	353,596
Insurance	25,318	20,240	75,318	60,280
Directors' fees	38,250	32,250	102,750	102,750
Transfer agent and custodian fees	23,065	13,900	71,401	41,139
Interest expense	91,874	0	91,874	0
General and administrative	91,382	51,374	225,610	136,595
Total Expenses	2,018,547	997,381	4,871,403	2,924,564
NET INVESTMENT INCOME	$4,480,506	$1,374,156	$10,576,468	$1,576,618
NET UNREALIZED APPRECIATION ON INVESTMENTS	$239,000	$0	$239,000	$0
NET INCREASE IN STOCKHOLDERS' EQUITY RESULTING FROM OPERATIONS	$4,719,506	$1,374,156	$10,815,468	$1,576,618
Net increase in stockholders' equity resulting from operations per common share:
Basic and Diluted	$0.354	$0.13	$0.832	$0.16
Weighted average shares of common stock outstanding:
Basic and Diluted	13,393,082	10,093,067	13,056,977	10,046,048

TECHNOLOGY INVESTMENT CAPITAL CORP.
FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30, 2005 (Unaudited)	Three Months Ended September 30, 2004 (Unaudited)	Nine Months Ended September 30, 2005 (Unaudited)	Nine Months Ended September 30, 2004 (Unaudited)
Per Share Data
Net asset value at beginning of period	$13.74	$13.61	$13.71	$13.80
Net investment income	0.334	0.13	0.821	0.16
Net realized and unrealized gains(1)	0.041	0.01	0.041	0.00
Distributions from net investment income	(0.25)	(0.11)	(0.59)	(0.32)
Effect of shares issued, net of offering expenses	0.00	0.00	(0.11)	0.00
Net asset value at end of period	$13.864	$13.64	$13.864	$13.64
Per share market value at beginning of period	$14.80	$13.51	$15.01	$15.55
Per share market value at end of period	$15.79	$13.99	$15.79	$13.99
Total return(2)(3)	8.38%	(4.4%)	9.13%	(8.0%)
Shares outstanding at end of period	13,463,852	10,125,406	13,463,852	10,125,406
Ratios/Supplemental Data
Net assets at end of period	$186,576,058	$138,101,491	$186,576,058	$138,101,491
Average net assets	$184,927,207	$137,584,626	$178,271,603	$137,711,756
Ratio of expenses to average net assets – annualized	4.3709%	2.90%	3.6455%	2.83%
Ratio of net investment income to average net assets – annualized	9.6994%	3.92%	7.918.00%	1.53%

(1)	Includes rounding adjustment to reconcile change in net asset value per share. There were no realized or unrealized gains for the periods ended September 30, 2004.

(2)	Amount not annualized.

(3)	Total return equals the increase/decrease of the ending market value per share plus dividends divided by the beginning market value per share.

About Technology Investment Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.